Exhibit J(i)
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                               Consent of Auditors
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                          CERTIFIED PUBLIC ACCOUNTANTS

                             CONSENT OF INDEPENDENT

     We have  issued our reports  dated  December  17,  2001,  accompanying  the
October 31, 2001 financial statements of Commonwealth Japan Fund and Commonwealth Australia New Zealand Fund, each a series of Commonwealth
International Series Trust (formerly known as Capstone International Series Trust), which are incorporated by reference in Part B of the Post Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus.

BRIGGS, BUNTING & DOUGHERTY,  LLP

Philadelphia, Pennsylvania
July 30, 2002